UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Citizens Banking Corporation	Citizens Funding Trust I
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its Charter)

Michigan	38-2378932	Delaware	applied for
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

328 South Saginaw Street Flint, Michigan 48502 (Address of Principal Executive Offices)	c/o Citizens Banking Corporation 328 South Saginaw Street Flint, Michigan 48502 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Trust Preferred Securities of Citizens Funding Trust I	New York Stock Exchange, Inc.
Junior Subordinated Debentures of Citizens Banking Corporation*	New York Stock Exchange, Inc.*
Citizens Banking Corporation Guarantee with respect to Trust Preferred Securities of Citizens Funding Trust I*	New York Stock Exchange, Inc.*
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-137490 and 333-137490-01
Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Not for trading, but only in connection with the registration of the Trust Preferred Securities

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Securities to Be Registered.
     The title of the class of securities to be registered hereunder is “7.50% Enhanced Trust Preferred Securities” (the “Trust Preferred Securities”). The Trust Preferred Securities will be issued by Citizens Funding Trust I and guaranteed by Citizens Banking Corporation (“Citizens”) to the extent set forth in the form of guarantee (the “Guarantee”) and certain other documents of Citizens. A description of the Trust Preferred Securities is set forth in the Registration Statement on Form S-3 (File No. 333-137490), filed with the Securities and Exchange Commission (the “Commission”) on September 21, 2006 (the “Registration Statement”) and in the Prospectus Supplement relating thereto dated September 26, 2006 and filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), under the captions “Citizens Bank Capital Trust I”, “Description of the Trust Preferred Securities”, “Description of the Junior Subordinated Debentures” and “Description of the Guarantee”, which descriptions are hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits have been incorporated by reference into this registration statement filed with the Commission.

Exhibit No.	Description
4.1	Certificate of Trust of Citizens Funding Trust I (incorporated by reference to Exhibit 4(j) to Citizens’ Registration Statement on Form S-3, as filed with the Commission on September 21, 2006).

4.2	Amended and Restated Trust Agreement by and among Citizens, U.S. Bank National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.3 to Citizens’ Current Report on Form 8-K, as filed with the Commission on October 3, 2006).

4.3	Guarantee Agreement between Citizens and U.S. Bank National Association, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 to Citizens’ Current Report on Form 8-K, as filed with the Commission on October 3, 2006).

4.4	Indenture between Citizens and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Citizens’ Current Report on Form 8-K, as filed with the Commission on October 3, 2006).

4.5	First Supplemental Indenture to Indenture between Citizens and U.S. Bank National Association, as indenture trustee (incorporated by reference to Exhibit 4.2 to Citizens’ Current Report on Form 8-K, as filed with the Commission on October 3, 2006).

4.7	Trust Preferred Security Certificate (included as part of Exhibit 4.2 above).

4.8	Junior Subordinated Debentures (included as part of Exhibit 4.4 above).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.
Date: October 3, 2006

CITIZENS BANKING CORPORATION
By:	/s/ Thomas W. Gallagher
	Name:	Thomas W. Gallagher
	Title:	General Counsel and Secretary

CITIZENS BANK CAPITAL TRUST I By: Citizens Banking Corporation, as Depositor
By:	/s/ Thomas W. Gallagher
	Name:	Thomas W. Gallagher
	Title:	General Counsel and Secretary